Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Third-Quarter Earnings

•	Earnings increase for 2010 third quarter and first nine months on supply segment performance
•	Company narrows 2010 earnings forecast ranges
•	E.ON U.S. acquisition nears closing

ALLENTOWN, Pa. (Oct. 28, 2010) ― PPL Corporation (NYSE: PPL) on Thursday (10/28) reported increases in both third-quarter and nine-month earnings for 2010, compared with the same periods of 2009.

PPL’s reported earnings in the most recent quarter were $0.51 per share, compared with $0.05 per share a year ago. For the first nine months of 2010, PPL reported earnings of $1.40 per share, compared with $0.67 per share a year ago.

Excluding special items, earnings from ongoing operations were $0.74 per share in the third quarter of 2010, compared with $0.52 per share a year ago. For the first nine months of 2010, earnings from ongoing operations were $2.29 per share, compared with $1.43 per share a year ago.

Both reported earnings and earnings from ongoing operations reflect the impact of dilution associated with PPL’s June 2010 offering of common stock and equity units related to its acquisition of E.ON U.S., owner of Louisville Gas and Electric Company and Kentucky Utilities Company. PPL’s reported earnings in the most recent quarter and for the first nine months of 2010 included dilution of $0.17 and $0.16 per share, respectively, while the dilution in earnings from ongoing operations for those same two periods was $0.23 and $0.24 per share, respectively.

“The supply segment earnings clearly drove the improvement in our financial performance for the quarter and year to date,” said James H. Miller, PPL’s chairman, president and chief executive officer. “We remain on target to achieve significantly improved earnings in 2010 as compared with 2009.

“We expect the Kentucky acquisition to close on Nov. 1, a remarkable accomplishment given that we announced the deal only six months ago,” Miller said. He said the prompt closing is primarily due to the timely receipt of numerous state and federal regulatory approvals and the company’s June securities issuances to finance the equity portion of the transaction. “These significant accomplishments, I believe, reinforce the soundness of our decision to acquire E.ON U.S. and the value it is expected to create for all PPL stakeholders,” Miller said.

“This acquisition will strengthen the company’s business mix by adding two high-performing regulated utility operations while we retain the potential upside of our competitive generation business during periods of increased wholesale electricity prices and demand,” Miller said.

PPL has narrowed the ranges of its existing 2010 earnings forecasts, which reflect dilution associated with its late June offering of common stock and equity units in support of the Kentucky acquisition. The company now forecasts 2010 earnings from ongoing operations of $2.80 to $2.95 per share, excluding any earnings impact for the portion of 2010 that PPL will own and operate the Kentucky companies. The 2010 forecast of reported earnings, $1.94 to $2.09 per share, reflects special items recorded through Sept. 30, 2010.

Third-Quarter 2010 Earnings Details

PPL’s reported earnings in the third quarter of 2010 included net special item charges of $0.23 per share. The third quarter of 2009 included net special item charges of $0.47 per share.

Among the special item charges recorded in the third quarter of 2010 was $0.30 per share for costs and charges related to the previously announced Kentucky acquisition. Details of the costs and charges associated with the Kentucky acquisition, as well as other special items, are provided at the end of this news release.

Special item credits recorded in the third quarter of 2010 were: $0.04 per share for a change in the U.K. corporate tax rate; $0.03 per share for a favorable U.S. Tax Court ruling; and $0.01 per share for energy-related economic activity.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP) in the U.S. Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include the impact of energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), as well as other impacts fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)

	3rd Quarter
	2010	2009
Reported Earnings	$248	$20
Reported Earnings Per Share	$0.51	$0.05
Earnings from Ongoing Operations	$358	$195
Per Share Earnings from Ongoing Operations	$0.74	$0.52

 (See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Third-Quarter and Nine-Month 2010 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the third quarter and first nine months of 2010, compared with the same periods of 2009.

	3rd Quarter		Year to Date
Per share	2010	2009	2010	2009

Earnings from ongoing operations

Supply	$0.54	$0.33	$1.60	$0.63
Pennsylvania Delivery	0.08	0.07	0.21	0.26
International Delivery	0.12	0.12	0.48	0.54
Total	$0.74	$0.52	$2.29	$1.43

Special items

Supply	$(0.23)	$(0.41)	$(0.83)	$(0.67)
Pennsylvania Delivery	-	-	-	(0.01)
International Delivery	0.07	(0.06)	0.07	(0.08)
Unallocated Costs (a)	(0.07)	-	(0.13)	-
Total	$(0.23)	$(0.47)	$(0.89)	$(0.76)

Reported earnings

Supply	$0.31	$(0.08)	$0.77	$(0.04)
Pennsylvania Delivery	0.08	0.07	0.21	0.25
International Delivery	0.19	0.06	0.55	0.46
Unallocated Costs (a)	(0.07)	-	(0.13)	-
Total	$0.51	$0.05	$1.40	$0.67

(a) This category reflects the Bridge Facility costs associated with the pending acquisition of E.ON U.S. as well as associated transaction costs.

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Supply Segment
PPL’s supply business segment primarily consists of the domestic energy generation and marketing operations of PPL Energy Supply.

Earnings from ongoing operations for PPL’s supply business segment increased in the third quarter of 2010 by $0.21 per share compared with a year ago. This increase resulted primarily from significantly higher Eastern baseload generation pricing and a lower effective income tax rate. Partially offsetting these positive earnings factors were dilution of $0.17 per share, higher operation and maintenance expense and higher depreciation.

Earnings from ongoing operations for PPL’s supply business segment during the first nine months of 2010 rose by $0.97 per share compared with a year ago. This increase resulted primarily from the same factors that drove third-quarter 2010 results, reduced by the effects of a gain in 2009 on a debt repurchase. Dilution for the 2010 nine-month period was $0.18 per share.

Pennsylvania Delivery Segment
PPL’s Pennsylvania delivery business segment includes the regulated electric delivery operations of PPL Electric Utilities.

Earnings from ongoing operations for PPL’s Pennsylvania delivery business segment increased in the third quarter of 2010 by $0.01 per share compared with a year ago. This increase resulted from higher distribution revenue due to warmer weather and higher transmission revenue, which was partially offset by dilution of $0.02 per share and higher operation and maintenance expense.

Earnings from ongoing operations for PPL’s Pennsylvania delivery business segment declined during the first nine months of 2010 by $0.05 per share compared with a year ago. This decline resulted primarily from higher operation and maintenance expense and higher depreciation. Partially offsetting these negative earnings factors were higher transmission revenue and lower financing costs. Dilution for the 2010 nine-month period was $0.02 per share.

International Delivery Segment
PPL’s international delivery business segment primarily includes the regulated electric delivery operations of Western Power Distribution.

Earnings from ongoing operations for PPL’s international delivery business segment in the third quarter of 2010 were the same as a year ago. This performance was the net result of lower income taxes and higher electric delivery revenue, offset by dilution of $0.04 per share, higher pension expense and higher financing costs.

Earnings from ongoing operations for PPL’s international delivery business segment declined during the first nine months of 2010 by $0.06 per share compared with a year ago. This decline was primarily due to higher financing costs and higher pension expense, which were partially offset by higher electricity delivery revenue, lower income taxes and more favorable foreign currency effects. Dilution for the 2010 nine-month period was $0.04 per share.

2010 Earnings from Ongoing Operations Forecast by Business Segment

Earnings (per share)	2010 (forecast, adjusted for financing dilution)	2009 (actual)
	Midpoint

Supply	$2.03	$0.88
Pennsylvania Delivery	0.26	0.35
International Delivery	0.58	0.72
Total	$2.87	$1.95

Supply Segment
PPL projects higher earnings from its supply business segment in 2010 compared with 2009, primarily due to higher energy margins as a result of higher Eastern baseload generation pricing compared to the prices realized in 2009. This positive earnings driver is expected to be partially offset by higher operation and maintenance expenses, higher depreciation, and higher financing costs. Dilution for the year is expected to be $0.31 per share.

Pennsylvania Delivery Segment
PPL projects lower earnings from its Pennsylvania delivery business segment in 2010 compared with 2009, primarily driven by higher operation and maintenance expenses and depreciation, partially offset by lower taxes and lower financing costs. Dilution for the year is expected to be $0.04 per share.

International Delivery Segment
PPL projects lower earnings from its international delivery business segment in 2010 compared with 2009 as a result of higher financing costs, higher pension and operation and maintenance expenses, and higher income taxes. These negative factors are expected to be partially offset by higher electric delivery revenues and favorable foreign currency effects. Dilution for the year is expected to be $0.08 per share.

PPL Corporation, headquartered in Allentown, Pa., controls or owns nearly 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to more than 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

###
(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to the live webcast of management’s teleconference with financial analysts about third-quarter 2010 financial results at 9 a.m. EDT Thursday, Oct. 28. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL web site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 18694035).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides them with management’s view of PPL’s fundamental earnings performance as another criterion in making their investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Costs and charges related to the pending E.ON U.S. acquisition.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of PPL’s generation assets, load-following and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power). Also included in this special item are the ineffective portion of qualifying cash flow hedges and the premium amortization associated with options classified as economic activity. These items are included in ongoing earnings over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future events and their timing, including statements concerning the acquisition by PPL Corporation of E.ON U.S. LLC and its subsidiaries Louisville Gas and Electric Company and Kentucky Utilities Company (collectively, the “Kentucky Entities”), the expected results of operations of any of the Kentucky Entities or PPL Corporation both before or following PPL Corporation’s acquisition of the Kentucky Entities, as well as statements as to future earnings, energy prices, margins and sales, growth, revenues, expenses, cash flow, credit profile, ratings, financing, asset disposition, marketing performance, hedging, regulation, corporate strategy and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: capital market conditions and decisions regarding capital structure; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; stock price performance; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation, the Kentucky Entities and either of their subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; the impact of state, federal or foreign investigations applicable to PPL Corporation, the Kentucky Entities and either of their subsidiaries; the outcome of litigation against PPL Corporation, the Kentucky Entities and either of their subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation, the Kentucky Entities and either of their subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax or environmental legislation or regulation; and the commitments and liabilities of PPL Corporation, the Kentucky Entities and each of their subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

#  #  #
Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about the corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	September 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$4,853	$801
Price risk management assets - current	2,251	2,157
Assets held for sale	387	127
Other current assets	1,701	1,667
Investments	624	613
Property, plant and equipment
Electric plant	20,990	21,151
Gas and oil plant	68	68
Other property	163	166
Property, plant and equipment, gross	21,221	21,385
Less: accumulated depreciation	8,310	8,211
Property, plant and equipment, net	12,911	13,174
Regulatory assets	518	531
Goodwill and other intangibles	1,357	1,421
Price risk management assets - noncurrent	1,622	1,274
Other noncurrent assets	504	400
Total Assets	$26,728	$22,165

Liabilities and Equity
Short-term debt	$181	$639
Price risk management liabilities - current	1,748	1,502
Other current liabilities	2,416	2,041
Long-term debt	8,839	7,143
Deferred income taxes and investment tax credits	2,468	2,153
Price risk management liabilities - noncurrent	839	582
Accrued pension obligations	780	1,283
Other noncurrent liabilities	865	1,007
Common stock and capital in excess of par value	4,587	2,284
Earnings reinvested	3,897	3,749
Accumulated other comprehensive loss	(160)	(537)
Noncontrolling interests	268	319
Total Liabilities and Equity	$26,728	$22,165

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	3 Months Ended September 30,		9 Months Ended September 30,
	2010	2009 (a)	2010	2009 (a)

Operating Revenues
Utility	$732	$955	$2,438	$2,901
Unregulated retail electric and gas (b)	116	34	321	108
Wholesale energy marketing
Realized	1,192	976	3,782	2,474
Unrealized economic activity (b)	52	(307)	(190)	(67)
Net energy trading margins	(20)	7	(4)	2
Energy-related businesses	107	117	311	321
Total Operating Revenues	2,179	1,782	6,658	5,739
Operating Expenses
Operation
Fuel (b)	322	259	810	700
Energy purchases
Realized	386	748	2,132	2,032
Unrealized economic activity (b)	300	(79)	418	255
Other operation and maintenance	366	316	1,229	1,039
Amortization of recoverable transition costs		73		227
Depreciation	127	116	376	332
Taxes, other than income	56	69	181	208
Energy-related businesses	100	109	288	298
Total Operating Expenses	1,657	1,611	5,434	5,091
Operating Income	522	171	1,224	648
Other Income (Expense) - net	(26)	9	(18)	37
Other-Than-Temporary Impairments			3	18
Interest Expense	171	104	413	288
Income from Continuing Operations Before Income Taxes	325	76	790	379
Income Taxes	19	25	152	75
Income from Continuing Operations After Income Taxes	306	51	638	304
Loss from Discontinued Operations (net of income taxes)	(53)	(25)	(38)	(35)
Net Income	253	26	600	269
Net Income Attributable to Noncontrolling Interests	5	6	17	15
Net Income Attributable to PPL Corporation	$248	$20	$583	$254

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$301	$45	$621	$289
Loss from Discontinued Operations (net of income taxes)	(53)	(25)	(38)	(35)
Net Income	$248	$20	$583	$254

Earnings Per Share of Common Stock - Basic (c)
Earnings from Ongoing Operations	$0.74	$0.52	$2.29	$1.43
Special Items	(0.23)	(0.47)	(0.89)	(0.76)
Net Income Available to PPL Corporation Common Shareowners	$0.51	$0.05	$1.40	$0.67

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.74	$0.52	$2.29	$1.43
Special Items	(0.23)	(0.47)	(0.89)	(0.76)
Net Income Available to PPL Corporation Common Shareowners	$0.51	$0.05	$1.40	$0.67

Weighted-Average Shares of Common Stock Outstanding (thousands)
Basic	482,552	376,384	414,068	375,795
Diluted	482,762	376,716	414,287	376,113

(a)	Certain amounts from 2009 have been reclassified to conform to the current year presentation.
(b)	Includes energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected.
(c)	Earnings in 2010 and 2009 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Nine Months Ended
	September 30,
	2010	2009

Cash Flows from Operating Activities
Net Income	$600	$269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	387	345
Amortization	211	286
Defined benefit plans - expense	72	56
Defined benefit plans - funding	(371)	(85)
Deferred income taxes and investment tax credits	(179)	20
Gains related to the extinguishment of notes		(29)
Impairment of assets	118	109
Unrealized losses on derivatives, and other hedging activities	595	256
Provision for Montana hydroelectric litigation	62
Changes in current assets and current liabilities:
Counterparty collateral	169	326
Other changes in current assets and current liabilities	66	(360)
Other operating activities	(34)	54
Net cash provided by operating activities	1,696	1,247

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(980)	(821)
Proceeds from the sale of the Long Island generation business	124
Expenditures for intangible assets	(64)	(67)
Proceeds from the sale of other investments		150
Net decrease in restricted cash and cash equivalents	78	170
Other investing activities	2	(23)
Net cash used in investing activities	(840)	(591)

Cash Flows from Financing Activities
Issuance of long-term debt	1,750	298
Retirement of long-term debt	(1)	(916)
Issuance of equity, net of issuance costs	2,425	45
Payment of common stock dividends	(397)	(386)
Redemption of preferred stock of a subsidiary	(54)
Debt issuance costs	(79)	(14)
Net decrease in short-term debt	(443)	(70)
Other financing activities	(15)	(17)
Net cash provided by (used in) financing activities	3,186	(1,060)

Effect of Exchange Rates on Cash and Cash Equivalents	10

Net Increase (Decrease) in Cash and Cash Equivalents	4,052	(404)
Cash and cash equivalents at beginning of period	801	1,100
Cash and cash equivalents at end of period	$4,853	$696

Key Indicators (Unaudited)

	12 Months Ended
	September 30,
Financial	2010	2009

Dividends declared per share	$1.395	$1.370
Book value per share (a)	$17.24	$14.92
Market price per share (a)	$27.23	$30.34
Dividend yield (a)	5.1%	4.5%
Dividend payout ratio (b)	77%	97%
Dividend payout ratio - earnings from ongoing operations (b)(c)	49%	72%
Price/earnings ratio (a)(b)	15.0	21.5
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	9.6	16.1
Return on average common equity	11.39%	9.78%
Return on average common equity - earnings from ongoing operations (c)	16.89%	13.39%

(a)	End of period.
(b)	Based on diluted earnings per share.
(c)	Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended September 30,			9 Months Ended September 30,
			Percent			Percent
(millions of kwh)	2010	2009	Change	2010	2009	Change

Domestic Retail
Delivered (a)	9,645	9,057	6.5%	28,314	28,086	0.8%
Supplied (b)	2,260	9,603	(76.5%)	6,891	29,748	(76.8%)

International Delivered
United Kingdom	5,933	5,825	1.9%	20,136	19,806	1.7%

Domestic Wholesale
East	16,754	7,914	111.7%	49,957	20,446	144.3%
West	2,676	2,844	(5.9%)	8,125	8,480	(4.2%)

(a)	Represents the kwh delivered and billed to retail customers within PPL Electric Utilities Corporation's service territory.
(b)	Represents the kwh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to retail customers in Pennsylvania and Montana.

Reconciliation of Business Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(Unaudited)

3rd Quarter 2010	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$260	$36	$63	$(1)	$358	$0.54	$0.08	$0.12	$-	$0.74
Special Items
Energy-related economic activity	4				4	0.01				0.01
Foreign currency-related economic hedges - unrealized impacts			(1)		(1)
Impairments:
Impacts from emission allowances	(2)				(2)	(0.01)				(0.01)
Pending E.ON U.S. acquisition-related costs:
Monetization of certain full-requirement sales contracts	(27)				(27)	(0.06)				(0.06)
Bridge Facility costs				(31)	(31)				(0.06)	(0.06)
Other pending acquisition-related costs				(2)	(2)				(0.01)	(0.01)
Anticipated sale of certain non-core generation facilities	(62)				(62)	(0.13)				(0.13)
Discontinued cash flow hedges for unissued debt	(19)				(19)	(0.04)				(0.04)
Other:
Montana hydroelectric litigation	(1)				(1)
Change in U.K. tax rate			19		19			0.04		0.04
U.S. Tax Court ruling (U.K. Windfall Profits Tax)			12		12			0.03		0.03
Total Special Items	(107)	-	30	(33)	(110)	(0.23)	-	0.07	(0.07)	(0.23)
Reported Earnings	$153	$36	$93	$(34)	$248	$0.31	$0.08	$0.19	$(0.07)	$0.51

Year-to-Date September 30, 2010	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$668	$89	$198	$(1)	$954	$1.60	$0.21	$0.48	$-	$2.29
Special Items
Energy-related economic activity	(115)				(115)	(0.27)				(0.27)
Foreign currency-related economic hedges - unrealized impacts			(2)		(2)					-
Sales of assets:
Sundance indemnification (Q2, '10)	1				1					-
Impairments:
Impacts from emission allowances (Q1, '10; Q2, '10; Q3, '10)	(9)				(9)	(0.02)				(0.02)
Pending E.ON U.S. acquisition-related costs:
Monetization of certain full-requirement sales contracts (Q2, '10; Q3, '10)	(102)				(102)	(0.24)				(0.24)
Bridge Facility costs (Q2, '10; Q3, '10)				(44)	(44)				(0.11)	(0.11)
Other pending acquisition-related costs (Q2, '10; Q3, '10)				(8)	(8)				(0.02)	(0.02)
Anticipated sale of certain non-core generation facilities (Q3, '10)	(62)				(62)	(0.15)				(0.15)
Discontinued cash flow hedges for unissued debt (Q3, '10)	(19)				(19)	(0.05)				(0.05)
Other:
Montana hydroelectric litigation (Q1, '10; Q2, '10; Q3, '10)	(34)				(34)	(0.08)				(0.08)
Health Care Reform - tax impact (Q1, '10)	(8)				(8)	(0.02)				(0.02)
Change in U.K. tax rate (Q3, '10)			19		19			0.04		0.04
U.S. Tax Court ruling (U.K. Windfall Profits Tax) (Q3, '10)			12		12			0.03		0.03
Total Special Items	(348)	-	29	(52)	(371)	(0.83)	-	0.07	(0.13)	(0.89)
Reported Earnings	$320	$89	$227	$(53)	$583	$0.77	$0.21	$0.55	$(0.13)	$1.40

Reconciliation of Business Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(Unaudited)

3rd Quarter 2009	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$124	$27	$44	$-	$195	$0.33	$0.07	$0.12	$-	$0.52
Special Items
Energy-related economic activity	(130)				(130)	(0.34)				(0.34)
Foreign currency-related economic hedges - unrealized impacts			4		4
Sales of assets:
Latin American businesses			(24)		(24)			(0.06)		(0.06)
Other:
Change in tax accounting method related to repairs	(25)				(25)	(0.07)				(0.07)
Total Special Items	(155)	-	(20)	-	(175)	(0.41)	-	(0.06)	-	(0.47)
Reported Earnings	$(31)	$27	$24	$-	$20	$(0.08)	$0.07	$0.06	$-	$0.05

Year-to-Date September 30, 2009	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$239	$99	$202	$-	$540	$0.63	$0.26	$0.54	$-	$1.43
Special Items
Energy-related economic activity	(168)				(168)	(0.45)				(0.45)
Foreign currency-related economic hedges - unrealized impacts			(2)		(2)			(0.01)		(0.01)
Sales of assets:
Long Island generation business (Q2, '09)	(34)				(34)	(0.09)				(0.09)
Latin American businesses (Q3, '09)			(24)		(24)			(0.06)		(0.06)
Impairments:
Impacts from emission allowances (Q1, '09)	(15)				(15)	(0.04)				(0.04)
Adjustments - NDT investments (Q1, '09; Q2, '09; Q3, '09)	(1)				(1)
Other asset impairments (Q1, '09)	(2)	(1)	(1)		(4)	(0.01)				(0.01)
Workforce reduction (Q1, '09)	(6)	(5)	(2)		(13)	(0.01)	(0.01)	(0.01)		(0.03)
Other:
Change in tax accounting method related to repairs (Q3, '09)	(25)				(25)	(0.07)				(0.07)
Total Special Items	(251)	(6)	(29)	-	(286)	(0.67)	(0.01)	(0.08)	-	(0.76)
Reported Earnings	$(12)	$93	$173	$-	$254	$(0.04)	$0.25	$0.46	$-	$0.67